Exhibit 99.1

Interpace Diagnostics Group Announces Agreements to Successfully Restructure Debt and Terminate Royalty and Milestone Obligations

Parsippany, NJ, March 23, 2017-- Interpace Diagnostics Group, Inc. (NASDAQ: IDXG) (the “Company”), a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services, today announced that it has entered into agreements to successfully restructure its secured debt with the former RedPath Shareholders (“RedPath”) and concurrently terminate its royalty and milestone obligations.

The Company’s outstanding secured debt to RedPath amounting to $9.34 million is being acquired for approximately $8.9 million (95% of face value) by an institutional investor. Subsequently, the institutional investor has agreed to exchange such debt for an approximately $5.32 million secured convertible note with a fixed conversion price of $2.44 (“fixed conversion price”) and an approximately $3.55 million secured note issued by the Company. The new notes will bear nominal interest at the Federal interest rate and, along with interest, will mature on June 22, 2018 at 125% of face value, if not previously converted to common stock. Further, upon conversion and/or redemption of 55% of the balance of each of the notes, all secured liens on the Company’s assets will be terminated. If the Company’s common stock trades above 135% of the fixed conversion price for five consecutive trading days, the Company will have the option to convert the convertible note into shares of its common stock at the fixed conversion price. The Company also will have the right to redeem the notes prior to their maturity at prices ranging from 115% to 125% of the principal amount of the notes depending on the time of redemption.

In addition the Company will issue to RedPath 5-year warrants to acquire an aggregate of 100,000 shares of its common stock at $4.69 per share. RedPath agreed to terminate all future royalty and milestone obligations as a result of the Company’s acquisition of RedPath.

The restructuring transaction is expected to close on or about March 23, 2017, subject to customary closing conditions.

Jack Stover, President and CEO of the Company, stated: “The objective of this restructuring is to reduce our principal obligation, initially by approximately $460,000, eliminate our quarterly repayment obligations in 2017 by approximately $4 million, eliminate future royalty and milestone obligations that will result in an immediate positive impact on our balance sheet of approximately $6 million and provide an opportunity to completely eliminate all liens and security interests in our assets with either the conversion or redemption of 55% of each of the new notes.”

"With this restructuring, we will have a cleaner, stronger balance sheet," said Mr. Stover, "This is another key step in positioning our Company for long-term success. Including the gross proceeds from public offerings of approximately $14 Million, we have increased our stockholder’s equity by over $17 million since December 2016."

Maxim Group acted as the sole agent for the transaction.

About Interpace Diagnostics Group, Inc.

Interpace is a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for better patient diagnosis and management. The Company currently has three commercialized molecular tests: PancraGEN®, for the evaluation of pancreatic cysts and assessment of risk of concomitant or subsequent cancer; ThyGenX®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; and ThyraMIR®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay. Interpace's mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science. For more information, please visit Interpace Diagnostics’ website at www.interpacediagnostics.com

About Thyroid Nodules, ThyGenX and ThyraMIR testing

According to the American Thyroid Association, approximately 15% to 30% of the 525,000 thyroid fine needle aspirations (FNAs) performed on an annual basis in the U.S. are indeterminate for malignancy based on standard cytological evaluation, and thus are candidates for ThyGenX and ThyraMIR.

ThyGenX and ThyraMIR reflex testing yields high predictive value in determining the presence and absence of cancer in thyroid nodules. The combination of both tests can improve risk stratification and surgical decision-making when standard cytopathology does not provide a clear diagnosis for the presence of cancer.

ThyGenX utilizes state-of-the-art next-generation sequencing (NGS) to identify more than 100 genetic alterations associated with papillary and follicular thyroid carcinomas, the two most common forms of thyroid cancer. ThyraMIR is the first microRNA gene expression classifier.  MicroRNAs are small, non-coding RNAs that bind to messenger RNA and regulate expression of genes involved in human cancers, including every subtype of thyroid cancer. ThyraMIR measures the expression of 10 microRNAs. Both ThyGenX and ThyraMIR are covered by both Medicare and Commercial insurers.

About Pancreatic Cysts and PancraGEN

PancraGEN is a pancreatic cyst molecular test that, by using a small sample of pancreatic cyst fluid, can aid in pancreatic cancer risk assessment. PancraGEN is 90% accurate, according to clinical studies, enabling effective risk stratification of patients. Pancreatic cancer is often difficult to diagnose in early stages and typically spreads rapidly with signs and symptoms appearing when the cancer is significantly advanced. Because of this, and that complete surgical removal of the pancreas is not possible, pancreatic cancer is considered a leading cause of cancer deaths.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company's future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the Company's ability to adequately finance the business, its ability to restructure its debt and other obligations, the market's acceptance of its molecular diagnostic tests, its ability to secure additional business and generate higher profit margins through sales of its molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and our ability to maintain our NASDAQ listing. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in the Company's filings with the SEC, including without limitation, the Annual Report on Form 10-K filed with the SEC on March 30, 2016, as amended on April 29, 2016 and June 14, 2016, the Quarterly Report on Form 10-Q filed with the SEC on November 17, 2016, and the prospectus supplements and accompanying prospectuses related to our recent public offerings that were filed with the SEC. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Interpace Diagnostics

Investor Relations:

Paul Kuntz

Redchip

Paul@Redchip.com